Exhibit 10.13
PHANTOM SHARE AWARD AGREEMENT
1999 Long Term Stock Incentive Plan

Grantee:	Grant Date:

Address:	Number of Phantom Shares:

This Phantom Share Award Agreement (the “Agreement”) is made as of the Grant Date between  _____  (the “Company”), and the grantee named above (“Grantee”), with reference to the stock of KAYDON CORPORATION, a Delaware corporation (“Kaydon”).
The Kaydon Corporation 1999 Long Term Stock Incentive Plan (the “Plan”) is administered by the Compensation Committee of Kaydon’s Board of Directors (the “Committee”). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee has granted phantom shares to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.
Grantee acknowledges receipt of a copy of the Prospectus for the Plan and accepts this grant of phantom shares subject to all of the terms, conditions, and provisions of this Agreement and the Plan.
1. Grant of Phantom Shares. The Company grants to Grantee, effective as of the Grant Date set forth above, and Grantee accepts, the phantom shares of $0.10 par value Common Stock of Kaydon set forth above, subject to the terms and conditions of this Agreement (the “Phantom Shares). Each Phantom Share represents the right to receive from the Company an amount in British Pound Sterling equal to the fair market value of one share of the Common Stock, at the time and on the conditions described below.
2. Conditions. The Company awards the Phantom Shares to Grantee subject to the conditions described below and to a vesting schedule. Those conditions must be met or otherwise lapse, and vesting must occur, before Grantee will receive any funds under this Agreement. If Grantee breaches the terms of this Agreement or ceases to be employed by the Company for certain reasons as described in this Agreement, if the applicable restrictions are not satisfied or do not lapse, or if Grantee does not vest in some or all of the Phantom Shares, the Phantom Shares as to which the restrictions have not lapsed or in which Grantee’s interest has not vested pursuant to this Agreement as set forth below will be extinguished without payment.

3. Restrictions On and Vesting of Phantom Shares. If Grantee is then employed by the Company and has not breached the terms of this Agreement, the restrictions on twenty percent (20%) of the initial number of Phantom Shares will lapse and the Grantee will vest in those shares on each January 5 following the Grant Date, commencing with January 5, 2009. Lapsing of restrictions and vesting under this provision will continue until all of the Phantom Shares are free of restrictions and vested, the Grantee is no longer employed by the Company, or another provision of this Agreement supersedes this section, whichever occurs first. The Committee may, in its sole discretion, accelerate the lapsing of restrictions and the vesting of the Phantom Shares at any time before the restrictions would otherwise lapse or before full vesting. As restrictions lapse and vesting occurs, the Company will pay the amount, determined at that time, Grantee is entitled to receive on account of those Phantom Shares as to which restrictions have just lapsed and vesting has just occurred. Upon such payment, those Phantom Shares shall be extinguished.
In addition, the Company will pay Grantee at that time an amount (“Phantom Dividends”), in British Pound Sterling, equal to the regular quarterly per share cash dividends, if any, paid by Kaydon Corporation during the preceding calendar year (or, in the case of the payment on January 5, 2009, since the Grant Date) multiplied by the number of shares of Common Stock underlying the Phantom Shares as to which all restrictions then lapse plus the Phantom Shares that remain subject to restrictions.
4. Transferability. Unless the Committee otherwise consents or the Plan otherwise explicitly provides, Grantee will not sell, exchange, transfer, pledge, or otherwise dispose of the Phantom Shares or the rights to payment under this Agreement at any time, whether voluntarily or involuntarily, by operation of law or otherwise. If Grantee violates the restrictions in this Section, Grantee’s right to payment for Phantom Shares remaining subject to restrictions or which have not yet vested will immediately cease and terminate and Grantee will immediately forfeit and surrender to the Company all Phantom Shares and all rights to payment for Phantom Shares that are still subject to restrictions or which have not yet vested.
5. Rights as a Shareholder. Grantee has no rights as a shareholder with respect to the Phantom Shares. Except for the payment of Phantom Dividends, Grantee has no right to receive any payment on account of any dividend or other distribution on the Common Stock.
6. Termination of Employee Status. If Grantee ceases to be an employee of the Company, except as otherwise provided in any Employment Agreement or Change in Control Compensation Agreement that may exist between Grantee and the Company or Kaydon from time to time (an “Other Agreement”):
(a) Termination Due to Disability or Death. By reason of disability (as defined in the Plan or any Other Agreement to which Grantee is a party) (“Disability”) or death, the restrictions on all remaining Phantom Shares will lapse on the date of such death or Disability and the Company will promptly pay to Grantee or, in the event of Grantee’s death, the person or persons entitled to receive the proceeds payable with respect to the remaining Phantom Shares, the amount, determined at that time, Grantee is entitled to receive on account of such remaining Phantom Shares. Upon that payment, all such remaining Phantom Shares will be extinguished. The Company will also concurrently pay Phantom Dividends with respect to those Phantom Shares.

(b) Retirement. By reason of retirement at or after age 65, the Phantom Shares will continue to vest and the restrictions as to those shares will continue to lapse in the same manner as though employment had not terminated.
If unforfeited Phantom Shares remain unvested at Grantee’s death following retirement from employment or after attainment of age 65, the Phantom Shares will vest and the restrictions will lapse on the date of death. The Company will then promptly pay to the persons entitled to receive the proceeds payable with respect to the remaining Phantom Shares, the amount, determined at that time, Grantee is entitled to receive on account of such remaining Phantom Shares. Upon that payment, all such remaining Phantom Shares will be extinguished. The Company will also concurrently pay Phantom Dividends with respect to those Phantom Shares.
(c) Termination for Reason Other Than Retirement, Disability or Death. For any reason other than death, Disability, or retirement at or after age 65, with or without cause, no further vesting of, or lapsing of restrictions with respect to, Phantom Shares will occur and any Phantom Shares still subject to restrictions or which have not yet vested as of the date of termination of employment will automatically be extinguished without payment.
Any provisions regarding vesting of Phantom Shares upon termination of employment set forth in an Other Agreement shall govern the vesting of the Phantom Shares under this Agreement. Further, notwithstanding the foregoing, if at any time upon or following termination of employment the Committee determines that reason to terminate the Grantee for cause, as defined in the Plan, exists at the time of termination or existed at such time, all Phantom Shares for which restrictions have not lapsed or which have not yet vested will be extinguished without payment.
7. Employment by the Company. Nothing in this Agreement imposes upon the Company or Kaydon any obligation to retain Grantee in the employ of the Company for any given period or upon any specific terms of employment. Grantee acknowledges that, except as otherwise agreed by the Company in a signed written agreement, Grantee’s employment is at will and terminable by Grantee or the Company at any time and for any reason.
8. Tax Withholding. Grantee authorizes the Company to withhold and deduct from future wages of Grantee (or from other amounts that may be due and owing to Grantee from the Company), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all withholding and employment-related tax (including, any taxes arising under Sections 409A or 4999 of the Code) requirements attributable to an award of Phantom Shares or payment pursuant to that award. Neither the Company nor any of its employees, officers, directors, or service providers shall have any obligation whatsoever to pay such taxes, to prevent the Grantee from incurring them, or to mitigate or protect the Grantee from any such tax liabilities. Nevertheless, if the Company reasonably determines that the Grantee’s receipt of payments or benefits pursuant to Section 6 of the Plan as a result of the Grantee’s cessation of employment with the Company constitutes “nonqualified deferred compensation” within the meaning of Section 409A, payment of such amounts shall not commence until the Grantee incur a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h) (“Separation from Service”). If, at the time of the Grantee’s Separation from Service, the Grantee is a “specified employee” (under Internal Revenue Code Section 409A), any amount that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A that becomes payable to the Grantee on account of the Grantee’s Separation from Service (including any amounts payable pursuant to the preceding sentence) will not be paid until after the end of the sixth calendar month beginning after the Grantee’s Separation from Service (the “409A Suspension Period”). Within 14 calendar days after the end of the 409A Suspension Period, the Grantee shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence, without interest. Thereafter, the Grantee shall receive any remaining benefits as if there had not been an earlier delay.
9. Acknowledgment. By signing this Agreement and accepting the grant of Phantom Shares, Grantee:
(a) Representation. Acknowledges acceptance of the grant and receipt of the documents referred to in this Agreement, represents that Grantee is familiar with the provisions of the Plan and agrees to its incorporation in the Agreement, agrees to all of the other terms and conditions of the Agreement and agrees to promptly provide any information with respect to the Phantom Shares reasonably requested by the Company;
(b) Taxes. Agrees to comply with the requirements of applicable laws with respect to withholding or providing for the payment of required taxes (including, any taxes arising under Sections 409A or 4999 of the Code);
(c) Limitation of Rights. Acknowledges that all of Grantee’s rights to payment relating to the Phantom Shares are embodied in the Agreement and in the Plan;
(d) Employment. Agrees that while Grantee is employed by the Company, the Grantee will devote full business time and energies to the business and affairs of the Company and will not, without the Company’s written consent, accept other employment or permit any personal business interests to interfere with the performance of Grantee’s duties;

(e) Duties. Agrees to use Grantee’s best efforts, skill and abilities to promote the interests of the Company, to work with other employees of the Company in a competent and professional manner and generally to promote the interests of the Company and to perform such other duties of a management or professional nature as may be assigned to Grantee; and
(f) Obligations, Acknowledges that the obligations owed to Grantee under this Agreement are solely those of the Company, that the Company is not required to set aside funds to satisfy its obligations and that Grantee does not have a claim against specific assets of the Company.
10. Commitments of Grantee. Notwithstanding any other provisions of this Agreement or the Plan, in consideration of the grant of Phantom Shares to Grantee, in recognition of the highly competitive nature of the industries in which the Company, Kaydon and its subsidiaries conduct their business and to further protect the goodwill of those entities and to promote and preserve their legitimate business interests, Grantee agrees that during the period commencing on the Grant Date and ending two years after the date of termination of the Grantee’s employment by the Company, Grantee will not:
(a) Compete. Engage in any business activities engaged in by the Company, Kaydon, or any of its subsidiaries at any time (“Business Activities”) (other than on behalf of the Company) whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise, in any geographic area in which the products or services of the Company, Kaydon, or any of its subsidiaries have been distributed or provided during the period commencing two years prior to the Grant Date.
(b) Customers. Other than on behalf of the Company supply products or provide services (but only to the extent such restricted activities constitute Business Activities) to any customer with whom the Company, Kaydon, or any of its subsidiaries has done any business during the period commencing two years prior to the Grant Date, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.
(c) Assist. Assist others in engaging in any of the Business Activities in the manner prohibited to the Grantee.
(d) Employee Solicitation. Induce or attempt to induce employees of the Company to engage in any activities prohibited to the Grantee or to terminate their employment.

(e) Confidentiality. Disclose the contents of any Proprietary Information of the Company, Kaydon, or any of its subsidiaries. Proprietary Information means information or material of the Company, Kaydon, or any of its subsidiaries which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain. Proprietary Information includes, without limitation:
(i) Information or materials which relate to the Company’s, Kaydon’s or any of its subsidiaries’ trade secrets, manufacturing, methods, machines, articles of manufacture, compositions, inventions, engineering services, technological developments, know-how, purchasing, accounting, merchandising or licensing;
(ii) Software in various stages of development (source code, object code, documentation, diagrams, flow charts), designs, drawings, specifications, models, data and customer information; and
(iii) Any information of the type described above which the Company, Kaydon, or any of its subsidiaries obtained from another party and which the Company, Kaydon, or any of its subsidiaries treats as proprietary or designates as confidential, whether or not owned or developed by the Company, Kaydon or any of its subsidiaries.
(f) Cooperation. Fail to furnish such information and render such assistance and cooperation as may reasonably be requested in connection with any litigation or legal proceedings concerning the Company, Kaydon, or any of its subsidiaries (other than any legal proceedings concerning Grantee’s employment) provided the Company agrees to pay or reimburse Grantee for all reasonable expenses incurred in cooperating with such requests.
(g) Non-Disparagement. Disparage the Company, Kaydon, or of any of its subsidiaries or their respective officers, directors or employees.
The Grantee and the Company consider the commitments contained above to be reasonable for the purpose of preserving the Company’s, Kaydon’s and its subsidiaries’ goodwill, proprietary rights, trade secrets, valuable confidential business interests, relationships with specific prospective and existing customers and going concern value, and to protect their business opportunities, markets and trade areas. If a final judicial determination is made by a court having jurisdiction that the time or territory or scope of restricted activities or any other commitment contained in this Section 10 is an unenforceable restriction on the activities of Grantee, the provisions of this Agreement will not be rendered void but will be deemed amended to apply as to such maximum time, restricted activities and territory and to such other extent as the court may determine or indicate to be reasonable.
Alternatively, if the court finds that any commitment contained in this Section 10 is unenforceable, and the commitment cannot be amended so as to make it enforceable, that finding shall not affect the enforceability of any of the other commitments contained here.
In addition, without limiting the generality of the preceding or the Company’s remedies for Grantee’s breach of any of these commitments, upon Grantee’s material breach of any of these commitments, all Phantom Shares which have not at the time of breach been freed from restrictions and vested will automatically be extinguished without payment.

11. Change in Control. Notwithstanding the restrictions and vesting rules of this Agreement, in the event of a Change in Control as defined in the Plan, the right to payment for Phantom Shares which have not previously been extinguished will no longer be subject to any restrictions and will vest. The Company will promptly pay to Grantee with respect to those Phantom Shares the amount, determined at that time, Grantee is entitled to receive on account of such Phantom Shares. Upon that payment, all such Phantom Shares will be extinguished. The Company will also concurrently pay Phantom Dividends with respect to those Phantom Shares.
12. Arbitration. Grantee and the Company agree that, except with respect to the enforcement of the Company’s rights under Section 10 of this Agreement, any disagreement dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, or validity, or the terms and conditions of Grantee’s employment (including but not limited to the termination of that employment), will be settled exclusively and finally by arbitration irrespective of its magnitude, the amount in controversy, or the nature of the relief sought.
(a) Rules. The arbitration shall be conducted in accordance with the Employment Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) (the terms of which then in effect are incorporated here).
(b) Arbitrator. The arbitral tribunal shall consist of one arbitrator skilled in arbitration of executive employment matters. The parties to the arbitration shall jointly directly appoint the arbitrator within thirty (30) days of initiation of the arbitration. If the parties fail to appoint the arbitrator as provided above, the arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who has had substantial experience in executive employment matters. The Company shall pay all of the fees, if any, and expenses of the arbitrator.
(c) Location. The arbitration shall be conducted in the Southeastern Michigan area or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.
(d) Procedure, At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances where the arbitrator determines that the interests of justice require a different procedure.

(e) Decision. Any decision or award of the arbitrator shall be final and binding upon the parties to the arbitration proceeding. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction. Grantee agrees that he or she is subject to the personal jurisdiction of the District Courts of the United States for this purpose.
(f) Power. Nothing contained here shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.
The provisions of this Section shall survive the termination or expiration of this Agreement, shall be binding upon the Company’s and Grantee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Company. To the extent arbitration is required, no person asserting a claim has the right to resort to any court or administrative agency concerning the claim unless expressly provided by statute, and the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by statute.
13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan and the United States of America.
14. Binding Effect and Amendment. This Agreement is the entire agreement between the parties and will be binding upon, and will inure to the benefit of, the parties to this Agreement and their respective heirs, successors, and assigns, and, except as provided below, may be modified only by a writing signed by the parties.
Notwithstanding the preceding sentence, Kaydon’s Board of Directors may at any time amend this Agreement for the purpose of satisfying the requirements of changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that no such amendment may adversely affect Grantee’s rights under this Agreement without Grantee’s consent.
15. Remedies. Grantee acknowledges that any breach of the promises in Section 10 of this Agreement would cause the Company irreparable damage and therefore agrees that, in the event of a breach of one or more of those commitments, the Company shall be entitled to preliminary and permanent injunctive relief in the District Courts of the United States in addition to any direct, incidental, and consequential damages, including lost profits, arising from that breach.
16. Agreement Controls. The Plan is incorporated by reference into this Agreement. Capitalized terms not defined in this Agreement have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Agreement control as long as the applicable provision does not violate any law, change the character or effect of the Plan or the Phantom Shares under the laws of the United Kingdom or United States federal or state tax or securities law, or exceed the Committee’s authority under the Plan. In that case, the terms of the Plan shall control.

Within those limitations, Kaydon’s Board of Directors has the authority, consistent with this Agreement, to interpret this Agreement and to make all calculations and determinations required, including determinations as to fair market value, applicable foreign currency rates, whether an entity is a subsidiary, whether employment has been terminated, the manner of compliance with applicable tax withholding requirements and the adjustments, if any, and the changes in the number and kind of underlying securities or other property to which the Phantom Shares relate in the event of any change in the capital stock of Kaydon, any special distribution to stockholders or any extraordinary transaction (including a merger, consolidation or liquidation) to which the Company or Kaydon is a party. All decisions, determinations and interpretations of Kaydon’s Board of Directors are final and binding.
Executed this  _____  day of  _____.

COOPER ROLLER BEARINGS	GRANTEE
COMPANY LIMITED

By

Its

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